UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 30, 2009
Date of Report (Date of earliest event reported)

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)
(239) 263-3344
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 3, 2009, TIB Financial Corp. (the “Company”) announced that Edward V. Lett, 63, retired from his position as President of TIB Financial Corp. effective January 30, 2009. Mr. Lett will continue to serve as Vice Chairman of the Board of Directors and has entered into a Consulting Agreement with the Company. The Consulting Agreement terminates the provisions of the Employment Agreement between Mr. Lett and the Company, as amended and restated on December 16, 2008 and the Split-Dollar Life Insurance Arrangement between the Mr. Lett and the Company, dated February 8, 2001, as amended on December 16, 2003. The Consulting Agreement also provides for the payment of monthly consulting fees of $30,000 through March 1, 2011, and requires, subject to certain exceptions and limitations detailed within the Consulting Agreement, that Mr. Lett be available for a minimum of twenty hours per month to offer such consultation and advice and undertake special projects, as requested. Mr. Lett expects to be active in community relations and business development throughout the Company’s market areas. He will be reimbursed for related business expenses and professional and social club dues. Copies of the press release and the Consulting Agreement are attached as Exhibits 99.1 and 99.2 to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits

99.1 Press release dated February 3, 2008
99.2 Consulting Agreement by and between TIB Financial Corp. and Edward V. Lett dated January 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.
Date: February 3, 2009	By:	/s/ Stephen J. Gilhooly
Stephen J. Gilhooly
EVP, Chief Financial Officer and Treasurer